UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2024

CIPHER MINING INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39625	85-1614529
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

1 Vanderbilt Avenue

Floor 54

New York, New York 10017

(Address of principal executive offices)

(914) 370-8006

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.001 per share	CIFR	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per whole share	CIFRW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into Material Definite Agreements.

Sales and Purchase Contract with Canaan Creative Global Pte. Ltd.

On June 5, 2024, Cipher Mining Inc. (the “Company”), through its wholly-owned subsidiary Cipher Mining Infrastructure LLC, a Delaware limited liability company (“Cipher Infrastructure”), entered into a Sales and Purchase Contract (the “Canaan Agreement”) with Canaan Creative Global Pte. Ltd. (“Canaan”) to purchase 6,600 A1566 model miners (the “Initial Canaan Miners”), which will be delivered in several batches in October and November 2024. The Company also has the option (the “Canaan Option”), but not an obligation, under the Canaan Agreement to purchase an additional number of A1566 model (or more efficient model upon availability) miners estimated to deploy an aggregate amount of electricity of up to 160 MW (the “Additional Canaan Miners”), which the Company may exercise in whole or in part, in one or more transactions, on or before June 30, 2025. The purchase price for the Initial Canaan Miners under the Agreement is $16,400,472 (the “Initial Canaan Miners Purchase Price”) with (i) 40% of the Initial Canaan Miners Purchase Price due on or before the 10th business day following the execution of the Canaan Agreement, (ii) 40% of the Initial Canaan Miners Purchase Price due on or before the 60th day following the execution of the Canaan Agreement, and (iii) 20% of the remaining amount of Initial Canaan Miners Purchase Price due within 30 days of each batch of delivery in proportion to the respective batch. If the Company exercises the Canaan Option, the Additional Cannan Miners will be purchased on substantially the same terms as the Initial Canaan Miners or, at the Company’s election, at a per unit price no greater than 110% of that of the Initial Canaan Miners Purchase Price for a more efficient model sold by Canaan at the time. In connection with the Canaan Option, the Company will make a fully refundable prepayment of $5,302,074 within 30 days of the date of execution of the Canaan Agreement, which will be applied against the purchase of any Additional Canaan Miners.

Supplemental Agreement to Future Sales and Purchase Agreement with Bitmain Technologies Delaware Limited

Also on June 5, 2024, the Company, through Cipher Infrastructure, entered into a Supplemental Agreement to the Future Sales and Purchase Agreement (the “Supplemental Agreement”) with Bitmain Technologies Delaware Limited (“Bitmain”), which supplements that certain Future Sales and Purchase Agreement, dated December 16, 2023 (the “Original Agreement”). The Supplemental Agreement (1) upgraded the purchase of 37,396 Antminer T21 miners to 30,364 Antminer S21 Pro miners (the “Bitmain Miners”) and (2) accelerated the delivery of the Bitmain Miners from one batch in April 2025 to two batches in September 2024 and October 2024. The purchase price for the Bitmain Miners under the Supplemental Agreement is $134,287,826.40 (the “Bitmain Purchase Price”) with (i) $9,947,336 paid on December 12, 2023 in connection with the Original Agreement, (ii) 20% of the Bitmain Purchase Price, less $9,947,336 (representing deposit already paid), due within 7 days after the execution of the Supplemental Agreement, (iii) 30% of the Bitmain Purchase Price due one month prior to delivery, (iii) 30% of the Bitmain Purchase Price due 7 days prior to delivery and (iv) the remaining 20% of the Bitmain Purchase Price due within 9 months of delivery.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release of the Company, dated June 5, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cipher Mining Inc.

Date: June 10, 2024	By:	/s/ Tyler Page
	Name:	Tyler Page
	Title:	Chief Executive Officer